UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 25, 2014 (June 21, 2014)

Integrys Energy Group, Inc.
(A Wisconsin Corporation)
(Exact name of registrant as specified in charter)

Illinois	1-11337	39-1775292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Randolph Street, Chicago, IL		60601-6207
(Address of Principal Executive Offices)		(Zip Code)

(312) 228-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2014, the Board of Directors of Integrys Energy Group, Inc. (the “Company”) approved a Transaction Retention Plan (the “Plan”) for the purpose of encouraging such executive officers as are designated by the Compensation Committee of the Board of Directors of the Company, and such other key non-executive officers as are designated by the Company’s Chief Executive Officer, to remain in the employ of the Company in connection with the transaction between the Company and Wisconsin Energy Corporation, a Wisconsin corporation (the “Transaction”), as described in the Company’s Form 8-K filed June 23, 2014.  A participant in the Plan will be entitled to a cash payment as soon as practicable after the closing of the Transaction so long as he or she remains continuously employed by the Company until the payment date.  However, a participant will be entitled to a portion of such payment on an earlier date specified in his or her notice of participation in the Plan if the Transaction has not closed and the participant remains continuously employed by the Company as of such time.

The Company entered into an amended and restated Key Executive Employment and Severance Agreement (the “Agreement”) with Phillip M. Mikulsky, Executive Vice President – Corporate Initiatives and Chief Security Officer (the “Executive”), effective June 21, 2014.  The Agreement as amended and restated is substantially similar to the Company’s form of Key Executive Employment and Severance Agreement, filed as Exhibit 10.1 to the Company’s Form 8-K filed May 12, 2010.  The Executive’s prior change in control severance agreement with the Company had expired in accordance with its terms.

The material differences between the Agreement and the Executive’s prior change in control severance agreement with the Company include the following:

●
The period during which a covered termination can occur following a change in control was reduced from three years to two years, and the phase-out for continued employment following a change in control was eliminated.

●	The term and termination provisions of the Agreement were revised to provide that the Agreement automatically renews each calendar year unless the Company provides notice of non-renewal by November 1.

●
The amendment provision of the Agreement was revised to provide that the Company may unilaterally amend the Agreement by providing notice of the amendment to the Executive in the prescribed time period.

●
In the event of a covered termination following a change in control, the Executive will be entitled to receive a cash payment equal to the product of 2.0 times the sum of the Executive’s annual base salary and the Executive’s target annual incentive for either the year of termination or the year of the change in control, whichever is greater.  Under the Executive’s prior change in control severance agreement with the Company, he would have been entitled to receive a cash payment equal to the product of 2.99 times the sum of the Executive’s annual base salary and the average of the annual incentive amounts the Executive received over the prior three years.

●	The Executive is not entitled to benefits in the event of a covered termination following a change in control if the Executive has violated his covenants under the Agreement.

●
If the Executive is terminated following a change in control he will be entitled to be paid an annual incentive for the year of termination equal to the greater of (1) the amount actually earned under the incentive plan and (2) a prorated bonus assuming target performance.

●	The Executive will not be entitled to a gross-up with respect to any Section 280G “golden parachute” excise taxes.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Integrys Energy Group, Inc. Transaction Retention Plan and form of Notice of Participation.
10.2	Key Executive Employment and Severance Agreement entered into between Integrys Energy Group, Inc. and Phillip M. Mikulsky, as amended and restated effective June 21, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC.

Date: June 25, 2014

	By:	/s/ Jodi J. Caro
Jodi J. Caro
Vice President, General Counsel and Secretary

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INTEGRYS ENERGY GROUP, INC.

Exhibit Number	Description

10.1	Integrys Energy Group, Inc. Transaction Retention Plan and form of Notice of Participation.
10.2	Key Executive Employment and Severance Agreement entered into between Integrys Energy Group, Inc. and Phillip M. Mikulsky, as amended and restated effective June 21, 2014.

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